EXHIBIT 99.1

Priority Investor Inquiries:
Chris Kettmann
Chris.Kettmann@dgagroup.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces Third Quarter Financial Results
Strong Third Quarter Growth Driven by Performance Across Unified Commerce Platform
ALPHARETTA, GA - November 7, 2024 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the payments and banking fintech that streamlines collecting, lending, and sending money to unlock revenue opportunities, today announced its third quarter 2024 financial results including strong year-over-year diversified revenue growth.
Highlights of Consolidated Results
Third Quarter 2024 Compared with Third Quarter 2023
Financial highlights of the third quarter of 2024 compared with the third quarter of 2023, are as follows1:
•Revenue of $227.0 million increased 20.1% from $189.0 million
•Adjusted gross profit (a non-GAAP measure2) of $86.0 million increased 18.9% from $72.3 million
•Adjusted gross profit margin (a non-GAAP measure2) of 37.9% decreased 40.0 basis points from 38.3%
•Operating income of $38.1 million increased 62.0% from $23.5 million
•Adjusted EBITDA (a non-GAAP measure2) of $54.6 million increased 21.5% from $45.0 million
(1)Certain amounts/percentages may not compute accurately due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), and Adjusted EBITDA, to their most comparable GAAP measures provided below for additional information.

"We reported record results in the third quarter as we sustained our positive momentum, delivering consistently strong results in SMB Acquiring, B2B Payables and Enterprise Payments," said Tom Priore, Chairman & CEO of Priority. “Our continued execution reinforces that Priority’s technology, operations and decision making have positioned us to excel through the remainder of 2024 and beyond to deliver a thriving ecosystem of financial solutions that accelerate revenue and optimize working capital for businesses.”

Full Year 2024 Financial Guidance
Priority's outlook remains strong and our adjusted full year 2024 guidance is as follows:
•Revenue forecast affirmed to range between $875 million to $883 million, a growth rate of 16% to 17%, compared to fiscal 2023 results
•Adjusted gross profit (a non-GAAP measure) forecast affirmed to range between $325 million to $330 million, a growth rate of 18% to 20% compared to fiscal 2023 results
•Adjusted EBITDA (a non-GAAP measure) forecast increased to a range between $200 million to $204 million, from $196 million to $200 million, a growth rate of 19% to 21% compared to fiscal 2023 results

Conference Call
Priority's leadership will host a conference call on Thursday, November 7, 2024 at 11:00 a.m. EST to discuss its third quarter financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/5gtz5go8 and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.
An audio replay of the call will be available shortly after the conference call until November 14, 2024 at 2:00 p.m. EST. To listen to the audio replay, dial (877) 344-7529 or (412) 317-0088 and enter conference ID number 2890176. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended September 30,
	2024	2023
Revenues	$227,049	$189,015
Cost of revenue (excluding depreciation and amortization)	(141,070)	(116,682)
Adjusted gross profit	$85,979	$72,333
Adjusted gross profit margin	37.9%	38.3%
Depreciation and amortization of revenue generating assets	(4,207)	(3,000)
Gross profit	$81,772	$69,333
Gross profit margin	36.0%	36.7%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended September 30,
	2024	2023
Net income (loss)	$10,608	$(87)
Interest expense	23,246	19,997
Income tax expense	4,899	4,328
Depreciation and amortization	13,733	17,275
EBITDA	52,486	41,513
Debt extinguishment and modification	43	—
Non-recurring gain	—	(166)
Selling, general and administrative (non-recurring)	696	2,114
Non-cash stock-based compensation	1,416	1,501
Adjusted EBITDA	$54,641	$44,962

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended September 30,
	2024	2023
Selling, general and administrative expenses (non-recurring):
Certain legal fees	552	656
Professional, accounting and consulting fees	128	1,364
Other expenses, net	16	94
	$696	$2,114
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a solution provider in Payments and Banking as a Service operating at scale with over 1.1 million active customers across its SMB, B2B and Enterprise channels processing approximately $127 billion in annual transaction volume and providing administration for over $1.1 billion in account balances. Priority is the payments and banking fintech that streamlines collecting, storing, lending, and sending money through its innovative commerce engine to unlock revenue and generate operational success for businesses. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2024 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 12, 2024. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$227,049	$189,015	$652,635	$556,333
Operating expenses
Cost of revenue (excludes depreciation and amortization)	141,070	116,682	408,486	353,929
Salary and employee benefits	21,748	20,129	66,017	58,286
Depreciation and amortization	13,733	17,275	44,230	53,303
Selling, general and administrative	12,413	11,423	34,620	31,328
Total operating expenses	188,964	165,509	553,353	496,846
Operating income	38,085	23,506	99,282	59,487
Other (expense) income
Interest expense	(23,246)	(19,997)	(65,836)	(55,461)
Debt extinguishment and modification costs	(43)	—	(8,666)	—
Other income, net	711	732	2,011	1,319
Total other expense, net	(22,578)	(19,265)	(72,491)	(54,142)
Income before income taxes	15,507	4,241	26,791	5,345
Income tax expense	4,899	4,328	9,996	6,550
Net income (loss)	10,608	(87)	16,795	(1,205)
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	(5,121)	(12,192)	(36,348)	(35,252)
Less: Return on redeemable NCI in consolidated subsidiary	—	—	(639)	—
Net income (loss) attributable to common stockholders	5,487	(12,279)	$(20,192)	$(36,457)
Other comprehensive income ( loss)
Foreign currency translation adjustments	(28)	(65)	(37)	(34)
Comprehensive income (loss)	$5,459	$(12,344)	$(20,229)	$(36,491)

Earnings (loss) per common share:
Basic	$0.07	$(0.16)	$(0.26)	$(0.47)
Diluted	$0.07	$(0.16)	$(0.26)	$(0.47)
Weighted-average common shares outstanding:
Basic	77,973	78,381	77,910	78,270
Diluted	80,095	78,381	77,910	78,270

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$41,072	$39,604
Restricted cash	13,398	11,923
Accounts receivable, net of allowances	73,393	58,551
Prepaid expenses and other current assets	19,103	13,273
Current portion of notes receivable, net of allowance	2,567	1,468
Settlement assets and customer/subscriber account balances	879,361	756,475
Total current assets	1,028,894	881,294
Notes receivable, less current portion	3,727	3,728
Property, equipment and software, net	51,603	44,680
Goodwill	376,091	376,103
Intangible assets, net	248,819	273,350
Deferred income taxes, net	25,477	22,533
Other noncurrent assets	25,058	13,649
Total assets	$1,759,669	1,615,337
Liabilities, Redeemable Senior Preferred Stock, Redeemable NCI, and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$67,009	$52,643
Accrued residual commissions	35,818	33,025
Customer deposits and advance payments	4,205	3,934
Current portion of long-term debt	8,350	6,712
Settlement and customer/subscriber account obligations	875,815	755,754
Total current liabilities	991,197	852,068
Long-term debt, net of current portion, discounts and debt issuance costs	808,081	631,965
Other noncurrent liabilities	19,241	18,763
Total liabilities	1,818,519	1,502,796
Redeemable senior preferred stock, net of discounts and issuance costs	105,098	258,605
Stockholders' deficit:
Preferred stock	—	—
Common stock	77	77
Treasury stock, at cost	(19,278)	(12,815)
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(66)	(29)
Accumulated deficit	(146,571)	(134,951)
Total stockholders' deficit attributable to stockholders of Priority	(165,838)	(147,718)
Non-controlling interests in consolidated subsidiaries	1,890	1,654
Total stockholders' deficit	(163,948)	(146,064)
Total liabilities, redeemable senior preferred stock, redeemable NCI and stockholders' deficit	$1,759,669	$1,615,337

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$16,795	$(1,205)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of assets	44,230	53,303
Stock-based, ESPP and incentive units compensation	4,878	5,183
Amortization of debt issuance costs and discounts	2,250	2,812
Debt extinguishment and modification costs	8,666	—
Deferred income tax	(2,944)	(2,432)
Change in contingent consideration	3,280	906
Other non-cash items, net	(37)	(169)
Change in operating assets and liabilities:
Accounts receivable	(15,712)	17,931
Prepaid expenses and other current assets	(2,808)	(2,630)
Income taxes (receivable) payable	(3,000)	498
Notes receivable	(883)	(668)
Accounts payable and other accrued liabilities	12,864	302
Customer deposits and advance payments	271	3,802
Other assets and liabilities, net	(5,998)	(4,953)
Net cash provided by operating activities	61,852	72,680
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(28,182)
Additions to property, equipment and software	(17,044)	(15,268)
Notes receivable, net	(216)	151
Acquisitions of assets and other investing activities	(7,474)	(7,925)
Net cash used in investing activities	(24,734)	(51,224)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	830,200	—
Debt issuance and modification costs paid	(6,901)	(807)
Repayments of long-term debt	(656,460)	(4,650)
Borrowings under revolving credit facility	—	44,000
Repayments of borrowings under revolving credit facility	—	(23,500)
Redemption of PHOT redeemable NCI	(2,130)	—
Repurchases of shares withheld for taxes	(1,208)	(1,018)
Redemption of senior preferred stock	(136,936)	—
Redemption of accumulated unpaid dividend on redeemable senior preferred stock	(30,819)	—
Dividends paid to redeemable senior preferred stockholders	(22,099)	(17,908)
Settlement and customer/subscriber accounts obligations, net	116,065	165,610
Payment of contingent consideration related to business combination	(4,996)	(4,698)
Net cash provided by financing activities	84,716	157,029
Net change in cash and cash equivalents and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	121,834	178,485
Cash and cash equivalents and restricted cash at beginning of period	796,223	560,610
Cash and cash equivalents and restricted cash at end of period	$918,057	$739,095

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$41,072	$24,595
Restricted cash	13,398	13,890
Cash and cash equivalents included in settlement assets and customer/subscriber account balances	863,587	700,610
Total cash and cash equivalents, and restricted cash	$918,057	$739,095

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
SMB Payments:
Revenues	$158,770	$140,241	$457,875	$443,122
Adjusted EBITDA	$28,644	$27,613	$82,265	$84,449

Key Indicators:
Merchant bankcard processing dollar value	$15,517,131	$14,150,995	$46,096,861	$44,483,491
Merchant bankcard transaction count	195,786	178,721	564,855	522,470

B2B Payments:
Revenues	$22,143	$13,985	$65,368	$19,744
Adjusted EBITDA	$1,933	$1,359	$5,209	$1,877

Key Indicators:
B2B issuing dollar volume	$255,323	$221,456	$732,589	$636,361
B2B issuing transaction count	256	267	738	829

Enterprise Payments:
Revenues	$47,099	$35,174	$131,758	$93,919
Adjusted EBITDA	$40,940	$29,757	$112,911	$77,853

Key Indicators:
Average billed clients	832,351	590,578	766,370	525,274
Average monthly new enrollments	62,875	56,269	57,281	51,864

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended September 30, 2024
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$28,644	$1,933	$40,940	$(16,876)	$54,641
Interest expense	—	(1,066)	—	(22,180)	(23,246)
Depreciation and amortization	(6,939)	(1,261)	(4,304)	(1,229)	(13,733)
Debt modification and extinguishment expenses	—	—	—	(43)	(43)
Selling, general and administrative (non-recurring)	—	—	—	(696)	(696)
Non-cash stock based compensation	(4)	(73)	(33)	(1,306)	(1,416)
Income (loss) before taxes	$21,701	$(467)	$36,603	$(42,330)	$15,507

	Nine Months Ended September 30, 2024
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$82,265	$5,209	$112,911	$(47,853)	$152,532
Interest expense	(1)	(3,280)	—	(62,555)	(65,836)
Depreciation and amortization	(24,065)	(3,992)	(12,431)	(3,742)	(44,230)
Debt modification and extinguishment expenses	—	—	—	(8,666)	(8,666)
Selling, general and administrative (non-recurring)	—	—	—	(2,131)	(2,131)
Non-cash stock based compensation	(12)	(299)	(98)	(4,469)	(4,878)
Income (loss) before taxes	$58,187	$(2,362)	$100,382	$(129,416)	$26,791
.

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended September 30, 2023
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$27,613	$1,359	$29,757	$(13,767)	$44,962
Interest expense	—	(498)	(62)	(19,437)	(19,997)
Depreciation and amortization	(9,136)	(719)	(5,947)	(1,473)	(17,275)
Selling, general and administrative (non-recurring)	—	—	—	(2,114)	(2,114)
Non-cash stock based compensation	(114)	(36)	(66)	(1,285)	(1,501)
Other non-recurring gain, net	—	—	—	166	166
Income (loss) before taxes	$18,363	$106	$23,682	$(37,910)	$4,241

	Nine Months Ended September 30, 2023
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$84,449	$1,877	$77,853	$(40,484)	$123,695
Interest expense	—	(498)	(293)	(54,670)	(55,461)
Depreciation and amortization	(27,553)	(756)	(18,571)	(6,423)	(53,303)
Selling, general and administrative (non-recurring)	—	—	—	(4,410)	(4,410)
Non-cash stock based compensation	(408)	(237)	(195)	(4,343)	(5,183)
Other non-recurring gain, net	—	—	—	7	7
Income (loss) before taxes	$56,488	$386	$58,794	$(110,323)	$5,345